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                                                                   Exhibit 23.01



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Pharma Services Intermediate Holding Corp. of our reports dated March 7, 2005 relating to the financial statements of Pharma Services Intermediate Holding Corp., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Raleigh, NC
March 31, 2005